EXHIBIT 99.1

Company Contact: Investor Relations Contact:

Michael Anthofer Moriah Shilton

Chief Financial Officer Sr. Director, Investor Relations

408-321-6711 408-321-6713

TESSERA ANNOUNCES RESULTS OF ANNUAL MEETING OF STOCKHOLDERS

SAN JOSE, Calif.--(BUSINESS WIRE)--May 19, 2009-- Tessera Technologies, Inc. (Nasdaq:TSRA) announced the voting results of its Annual Meeting of Stockholders held May 19, 2009 in San Jose, California.

Tessera's stockholders elected Robert J. Boehlke, Nicholas E. Brathwaite, John B. Goodrich, Al S. Joseph, Bruce M. McWilliams, David C. Nagel, Henry R. Nothhaft and Robert A. Young to the Board of Directors for terms ending upon the 2010 annual stockholders meeting.

The company's stockholders also ratified the appointment of Pricewaterhouse Coopers LLP as independent auditors of the company for the fiscal year ending December 31, 2009.

Finally, the stockholders also approved a one-time stock option exchange program.

About Tessera

Tessera Technologies develops and delivers technologies for wireless, consumer and computing products. The company's packaging and interconnect solutions enable smaller, higher-functionality electronic devices. Tessera's imaging and optics solutions provide low-cost, high-quality camera functionality in electronic products and include image sensor packaging, wafer-level optics and image enhancement intellectual property. The company also offers customized micro-optic lenses, from diffractive and refractive optical elements to integrated micro-optical subassemblies. Tessera licenses its technologies, as well as delivers products based on these technologies, to promote the development of the supply chain infrastructure. The company is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.tessera.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the service of any member of the Board of Directors or Pricewaterhouse Coopers LLP, as well as any implementation of the one-time stock option exchange program. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, include more information about factors that could affect the company's financial results. Tessera assumes no obligation to update information contained in this press release. Although this release may remain available on Tessera's website or elsewhere, its continued availability does not indicate that Tessera is reaffirming or confirming any of the information contained herein.

Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.